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                                                                     EXHIBIT 4.4

COVENANT AGREEMENT entered into by and

between: RECRUITSOFT.COM INC., a corporation incorporated under the laws of the State of Delaware (U.S.A.), having its registered office at One Rodney Square, 10th Floor, Tenth and Kent Streets, City of Wilmington, County of New Castle, State of Delaware (U.S.A.) 19801, represented hereunder by Mr. Martin Ouellet, its President, duly authorized as he so declares;

                                                             ("Recruitsoft.com")

and: VIASITE INC., a company incorporated under the laws of the Province of Quebec (Canada), having its head office at 390 St-Vallier East, Suite 401, Quebec City, Province of Quebec (Canada) G1K 3P6, represented hereunder by Mr. Martin Ouellet, its President, duly authorized as he so declares ;

                                                                     ("ViaSite")

WITNESSETH:

      WHEREAS Recruitsoft.com has been incorporated under the General Corporation Law (Delaware) by Certificate of Incorporation dated May 25, 1999, as amended and restated by Amended and Restated Certificate of Incorporation, dated November 23, 1999, a copy of which is annexed hereto as Schedule A (the "Amended and Restated Certificate of Incorporation");

      WHEREAS ViaSite has been amalgamated under Part 1A of the Companies Act (Quebec) by Certificate and Articles of Amalgamation dated April 30, 1999, as amended by Certificate and Articles of Amendment dated November 23, 1999, a copy of which is annexed hereto as Schedule B (the "Certificate and Articles of Amendment");

      WHEREAS, under the Amended and Restated Certificate of Incorporation, the authorized capital stock of Recruitsoft.com consists of 130,800,162 shares, of which (i) 124,449,762 shares shall be Common Stock, par value US$0.00001 per share, of which Common Stock, a total of 100,000,000 shall be designated Series A Common and a total of 24,449,762 shall be designated Series B Common, and (ii) 6,350,400 shares shall be Preferred Stock, par value US$0.00001 per share, of which Preferred Stock a total of 6,350,400 shall be designated Series A Preferred.

      WHEREAS, as of the date hereof, of the Series B Common Stock of Recruitsoft.com, 24,449,762 shares are issued and outstanding and no other share of the capital stock of Recruitsoft.com is issued.

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      WHEREAS, under the Certificate and Articles of Amendment, the share capital of ViaSite consists (i) of an unlimited number of class A common shares,
(ii) of 18,099,362 class A preferred exchangeable shares, (iii) of 6,350,400 class B preferred exchangeable shares, and (iv) of 24,449,762 class C preferred voting shares, all without par value.

      WHEREAS, as of the date hereof, 1,000 class A common shares, 18,099,362 class A preferred exchangeable shares, 6,350,400 class B preferred exchangeable shares and 24,449,762 class C preferred voting shares are issued and outstanding, and no other share of the share capital of ViaSite is issued.

      WHEREAS the Certificate and Articles of Amendment of ViaSite contains provisions regarding the class A preferred exchangeable shares (the "Class A Preferred Exchangeable Shares") and the class B preferred exchangeable shares (the "Class B Preferred Exchangeable Shares") of the share capital of ViaSite respecting, without limitation, (i) the declaration and payment by ViaSite of dividends in case of declaration and payment by Recruitsoft.com of dividends on Series A Common Stock ("Series A Common Stock") or Series A Preferred Stock ("Series A Preferred Stock") of its capital stock, (ii) a certain Liquidation Call Right (as defined in the Certificate and Articles of Amendment) in favour of Recruitsoft.com in case of liquidation, dissolution or winding-up of ViaSite,
(iii) a certain Call Right (as defined in the Certificate and Articles of Amendment) in favour of Recruitsoft.com in case of retraction of Class A Preferred Exchangeable Shares or Class B Preferred Exchangeable Shares by a shareholder of ViaSite and (iv) a certain Redemption Call Right (as defined in the Certificate and Articles of Amendment) in favour of Recruitsoft.com in case of redemption by ViaSite of Class A Preferred Exchangeable Shares or Class B Preferred Exchangeable Shares.

      NOW, THEREFORE, THE PARTIES HERETO DO HEREBY AGREE WITH EACH OTHER AS
FOLLOWS:

1.    PREAMBLE

1.1   The preamble to this Covenant Agreement shall form integral part thereof.

1.2 Unless otherwise defined in this Covenant Agreement, the words and expressions used herein which are defined in the Certificate and Articles of Amendment of ViaSite shall have the same meaning as in the Certificate and Articles of Amendment.

2.    DIVIDENDS

2.1 In each case mentioned in sub-paragraph 3.3.1 (dividend by Recruitsoft.com in US$ its Series A Common Stock), sub-paragraph 3.3.3 (dividend by Recruitsoft.com in property other than US$ or Series A Common Stock on Series A Common Stock), sub-paragraph 4.3.1 (dividend by Recruitsoft.com in US$ on Series A Preferred Stock) and sub-paragraph 4.3.3 (dividend by Recruitsoft.com in property other than US$ or Series A Preferred Stock on Series A Preferred Stock) of the Certificate and Articles of Amendment, Recruitsoft.com hereby irrevocably agrees and covenants to provide ViaSite, whether as a loan or otherwise, with the amount in US$ or Canadian Dollars Equivalent thereof, or with the type and amount

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      of property or the Economic Equivalent thereof, as the case may be, in a timely manner, in order to allow ViaSite to declare and pay the dividends mentioned in paragraph 3.3 and 4.3 of the Certificate and Articles of Amendment, in accordance with paragraphs 3.4 to 3.7 inclusive or paragraphs 4.4 to 4.7 inclusive, as the case may be, of the Certificate and Articles of Amendment.

3.    LIQUIDATION CALL RIGHTS

3.1 In each case mentioned in paragraphs 3.10 and 4.10 (liquidation, dissolution or winding-up of ViaSite) of the Certificate and Articles of Amendment, Recruitsoft.com hereby irrevocably agrees and covenants to fully exercise its Liquidation Call Right, in a timely manner, in accordance with paragraphs 3.11 to 3.16 inclusive and paragraphs 4.11 to
      4.16 inclusive of the Certificate and Articles of Amendment.

4.    CALL RIGHTS

4.1 In each case mentioned in paragraphs 3.19 and 4.19 (retraction of Class A Preferred Exchangeable Shares or Class B Preferred Exchangeable Shares, as the case may be, by a shareholder of ViaSite) of the Certificate and Articles of Amendment, Recruitsoft.com hereby irrevocably agrees and covenants to fully exercise its Call Right, in a timely manner, in accordance with paragraphs 3.20 to 3.26 inclusive or paragraphs 4.20 to
      4.26 inclusive, as the case may be, of the Certificate and Articles of Amendment.

5.    REDEMPTION CALL RIGHTS

5.1 In each case mentioned in paragraphs 3.27 and 4.27 (redemption by ViaSite of Class A Preferred Exchangeable Shares or Class B Preferred Exchangeable Shares, as the case may be) of the Certificate and Articles of Amendment, Recruitsoft.com hereby irrevocably agrees and covenants to fully exercise its Redemption Call Right, in a timely manner, in accordance with paragraphs 3.28 to 3.33 inclusive or paragraphs 4.28 to 4.33 inclusive, as the case may be, of the Certificate and Articles of Amendment.

6.    DURATION

6.1 Notwithstanding the place and date of its execution, as the case may be, this Covenant Agreement shall enter into force and have full effect as of, and may be referred to as an agreement entered into in Quebec (Quebec) as of November 24, 1999.

6.2 This Covenant Agreement shall remain into force and have full effect as long as there is at least one (1) Class A Preferred Exchangeable Share or one (1) Class B Preferred Exchangeable Share still outstanding.

7.    OTHER PROVISIONS

7.1 The parties hereto shall take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by each of

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      them with all provisions of this Covenant Agreement and consequently, of the Certificate and Articles of Amendment.

7.2 Any notice or demand to or upon the respective parties hereto under this Covenant Agreement or the Certificate and Articles of Amendment, shall be deemed to have been duly given or made to the party to which such notice or demand is made, when delivered to such party, by certified mail, postage prepaid, or by telecopier or hand delivery, at the addresses hereafter, or at such other address as any of the parties hereto may hereafter notify the other in writing in accordance with these provisions:

      7.2.1 In the case of Recruitsoft.com:

            390 St-Vallier East
            Suite 401
            Quebec City, Province of Quebec
            Canada
            G1K 3P6

            telecopier: (418) 640-3338

            Attention of the President

      7.2.2 in the case of ViaSite:

            390 St-Vallier East
            Suite 40
            Quebec City, Province of Quebec
            Canada
            G1K 3P6

            telecopier: (418) 640-3338

            Attention of the President

7.3 This Covenant Agreement shall be governed by and in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein, and the courts having jurisdiction in the Province of Quebec shall have exclusive jurisdiction to settle any dispute regarding this Covenant Agreement and the Certificate and Articles of Amendments which may arise between the parties hereto.

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7.4   This Covenant Agreement may be executed and signed in counterparts; all signed copies hereof shall be deemed to be originals of one and same agreement.

      IN WITNESS WHEREOF the parties hereto have executed this Covenant
Agreement.

IN THE PRESENCE OF:                     RECRUITSOFT.COM INC.

____________________________            per: Martin Ouellet
(witness)

                                        VIASITE INC.

____________________________            per: Martin Ouellet
(witness)

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